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                          [RYDER SCOTT COMPANY LETTERHEAD]
                              TELEPHONE (713) 651-9191

                                                                  EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to (a) the use of our name and references to our firm on Form S-4 Joint Proxy Statement/Prospectus for the merger of Esenjay Exploration, Inc. and 3DX Technologies Inc. and (b) to the inclusion of the estimate of proved reserves and present value of the future net revenues included in our report dated January 27, 1999 in such statement.



                                      /s/ RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

Houston, Texas
June 4, 1999